                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        ENVIRONMENTAL POWER CORPORATION
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                        ENVIRONMENTAL POWER CORPORATION
                         500 Market Street, Suite 1-E
                        Portsmouth, New Hampshire 03801

- --------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

          The Annual Meeting of Stockholders of Environmental Power Corporation, a Delaware corporation (the "Company" or "EPC"), will be held on Monday, June 3, 1996 at 11:00 a.m. local time, at One Harbour Place, Suite 400, Portsmouth, New Hampshire, for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified. The nominees the Board proposes to present for election are Joseph E. Cresci, Donald A. Livingston, Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg.

     2. To consider and act upon a proposal to ratify the selection of the firm of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 1996.

     3. To consider and act upon a proposal to ratify and approve the grant of non-qualified stock options to Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

          Only stockholders of record on the books of the Company at the close of business on April 12, 1996 will be entitled to notice of and to vote at the meeting.

          Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

          All stockholders are cordially invited to attend the meeting.

                                   By Order of the Board of Directors,

                                   /s/ William D. Linehan

Portsmouth, New Hampshire          WILLIAM D. LINEHAN
April 15, 1996                     Secretary
________________________________________________________________________________

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

________________________________________________________________________________

                        ENVIRONMENTAL POWER CORPORATION
                         500 Market Street, Suite 1-E
                        Portsmouth, New Hampshire 03801

- --------------------------------------------------------------------------------

                                PROXY STATEMENT

                                                                  April 15, 1996

          Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Environmental Power Corporation, a Delaware corporation (the "Company" or "EPC"), for use at the Annual Meeting of Stockholders to be held on Monday, June 3, 1996 at 11:00 a.m. local time, at One Harbour Place, Suite 400, Portsmouth, New Hampshire, and any adjournments thereof (the "Meeting").

          Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-date proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting. The persons named as attorneys in the proxies are officers of the Company.

          Only stockholders of record as of the close of business on the record date of April 12, 1996 will be entitled to notice of and to vote at the Meeting and any adjournments thereof.

          As of April 12, 1996 there were 11,026,783 shares of Common Stock of the Company outstanding and entitled to vote. The shares of Common Stock are the only outstanding voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record. The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy at the meeting will constitute a quorum. All matters to be voted on will be decided by the vote of a majority of those shares present or represented at the meeting and entitled to vote.

          All properly executed proxies returned in time to be cast at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated under "Election of Directors" below. Where a choice has been specified on the proxy with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

          The Board of Directors of the Company know of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

          This proxy statement and the form of proxy were first mailed to stockholders on or about the date hereof.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

          The following table sets forth as of April 15, 1996 the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each of such persons and the percentage of the class represented thereby.

NAME AND ADDRESS OF                        AMOUNT AND NATURE OF           PERCENT
 BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP (1)        OF CLASS
 ----------------                         -----------------------         --------
Joseph E. Cresci                             4,747,348 (2)(3)               43.05%
c/o Environmental Power Corporation
500 Market Street, Suite 1-E
Portsmouth, New Hampshire 03801

Donald A. Livingston                          2,524,639 (3)                 22.90%
c/o Environmental Power Corporation
500 Market Street, Suite 1-E
Portsmouth, New Hampshire 03801

(1) Information with respect to beneficial ownership is based upon information furnished by such stockholders. Except as indicated in notes 2 and 3, all shares are held beneficially and of record.

(2) Includes 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci's wife, 18,000 shares owned by Mr. Cresci's mother, 100,000 shares owned by Mr. Cresci's children, 244,896 shares held in trust for the benefit of Mr. Cresci's children and 30,000 shares held in trust for the benefit of Mr. Cresci's nieces and nephews, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership.

(3) Includes 297,178 restricted shares which Mr. Cresci and Mr. Livingston each own subject to their continued employment by the Company until December 24, 1996 and January 7, 1997, respectively.

                             ELECTION OF DIRECTORS

          The directors of the Company are elected annually and hold office for the ensuing year and until their successors have been elected and qualified. Joseph E. Cresci, Donald A. Livingston, Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg have been nominated by management for election at the Meeting. All nominees are presently directors of the Company and were elected at the Annual Meeting of Stockholders held on June 29, 1995. The Company's by-laws presently state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is five. This number may be changed by resolution of the Board of Directors.

          No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

          The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1995. The Compensation Committee, which consists of Messrs. Blampied, Koehler and Weisberg, determines the compensation of the Company's Chief Executive Officer and Chief Operating Officer and met once in 1995. The Audit Committee, which consists of Messrs. Blampied, Koehler and Weisberg, oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, and met once in 1995. The Executive Committee, which consists of Messrs. Cresci and Livingston, can act in place of the full Board of Directors to the extent permitted by law and did not meet in 1995. The Stock Option Committee, which consists of Messrs. Blampied, Koehler and Weisberg, administers the 1990 Stock Plan and did not meet in 1995.

          The table on the following page sets forth the positions presently held by each nominee with the Company, the number and percentage of outstanding shares of Common Stock beneficially owned by each nominee, and by all directors and officers as a group, as of April 15, 1996.

NOMINEE'S NAME                 POSITIONS AND                        AMOUNT & NATURE
AND DATE FIRST                 OFFICES WITH                          OF BENEFICIAL       PERCENTAGE OF
BECAME A DIRECTOR              THE COMPANY                           OWNERSHIP (1)           CLASS
- -----------------              -----------                              -------              -----
Joseph E. Cresci (1982)        Chairman, Chief Executive Officer   4,747,348 (2)(3)          43. 05%
                               and Director

Donald A. Livingston (1982)    President, Chief Operating Officer  2,524,639 (3)             22. 90%
                               and Director

Peter J. Blampied (1988)       Director                               80,300 (4)               . 72%

Edward B. Koehler (1992)       Director                               30,000 (5)               . 27%

Robert I. Weisberg (1994)      Director                               60,000 (6)               . 54%

All directors and officers as a group (6 persons)                  7,442,287 (7)             66. 47%
- ------------------------------------------------

(1) Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in notes 2, 3, 4, 5, 6 and 7, all shares are held beneficially and of record.

(2) Includes 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power, but does not include 20,000 shares owned by Mr. Cresci's wife, 18,000 shares owned by Mr. Cresci's mother, 100,000 shares owned by Mr. Cresci's children, 244,896 shares held in trust for the benefit of Mr. Cresci's children and 30,000 shares held in trust for the benefit of Mr. Cresci's nieces and nephews as to which shares he disclaims beneficial ownership.

(3) Includes 297,178 restricted shares which Mr. Cresci and Mr. Livingston each own subject to their continued employment by the Company until December 24, 1996 and January 7, 1997, respectively.

(4) Includes 80,000 shares which Mr. Blampied has the right to acquire pursuant to stock options of which 70,000 are currently exercisable and 10,000 are subject to approval by stockholders at the Meeting.

(5) Consists of 30,000 shares which Mr. Koehler has the right to acquire pursuant to stock options of which 20,000 are currently exercisable and 10,000 are subject to approval by stockholders at the Meeting.

(6) Consists of 60,000 shares which Mr. Weisberg has the right to acquire pursuant to stock options of which 40,000 are currently exercisable and 20,000 are subject to approval by stockholders at the Meeting.

(7) Includes 170,000 shares which the directors as a group have the right to acquire pursuant to stock options of which 130,000 are currently exercisable and 40,000 are subject to approval by stockholders at the Meeting. No Named Executive (as hereinafter defined) or other officer, other than Messrs. Cresci and Livingston, beneficially owns Common Stock as of April 15, 1996.

OCCUPATIONS OF DIRECTORS

          The following table sets forth the age, the principal occupation of each of the nominees for director during the past five years and any other directorships held by such person in any company subject to the reporting requirements of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940:

NAME                        AGE        PRINCIPAL OCCUPATION                        DIRECTORSHIPS
- ----                        ---        --------------------                        -------------
Joseph E. Cresci             53        Chairman and Chief Executive Officer
                                       of the Company (1982 to present)                 __

Donald A. Livingston         53        President and Chief Operating Officer
                                       of the Company (1991 to present);
                                       Executive Vice President (1982-1991)             __

Peter J. Blampied            53        Director, Citizens Bank of Massachusetts
                                       (1996 to present);  Director, Citizens
                                       Financial Group, Inc. (1994 to present);
                                       Vice Chairman, Citizens Bank of
                                       Massachusetts (1993 - 1994); Chairman,
                                       President and Chief Executive Officer,
                                       Boston Five Bancorp (1989 - 1993)                __

Edward B. Koehler, Esq.      42        Partner, Hunton & Williams, New York
                                       (1990 to present; Associate, 1982 - 1990)        __

Robert I. Weisberg           49        President and Chief Executive Officer
                                       Freemont Medical Financial Services
                                       (1996 to present);  President and
                                       Chief Executive Officer Pro-Care
                                       Financial Group, Inc. (1994 - 1995);
                                       President, Tower Financial Corporation
                                       (1993-1994);  President, Fleet Credit
                                       Corporation and Executive Vice
                                       President, Fleet Bank (1985-1993)                __

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each other executive officer earning in excess of $100,000 in salary and bonus in 1995 (the "Named Executives") for the three fiscal years ended December 31, 1995.

                          SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM
                                        ANNUAL COMPENSATION                  COMPENSATION
                                     --------------------------  ---------------------------------
NAME AND                                                             RESTRICTED
PRINCIPAL POSITION             YEAR     SALARY       BONUS        STOCK AWARDS (1)    OPTIONS(2)
- ------------------             ----     -----        ----         ----------------    ----------
Joseph E. Cresci               1995    $250,000    $100,000              --               --
Chairman of the Board and      1994     250,000       --                 --               --
Chief Executive Officer        1993     250,000     350,000           $185,736         275,000

Donald A. Livingston           1995     250,000     100,000              --               --
President and                  1994     250,000       --                 --               --
Chief Operating Officer        1993     250,000     350,000            185,736         275,000

Bayard R. Kraft III  (3)       1995     110,000       --                 --               --
Secretary, Treasurer and       1994     110,000       --                 --               --
Chief Financial Officer        1993      92,345      25,000              --               --

(1) Represents the dollar value of 297,178 restricted shares granted to the named officer for 1993, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of year-end 1995, the market value of the restricted stock held by Messrs. Cresci and Livingston was $92,868 each, based on the year-end market price for Common Stock of $.3125 per share.

(2) Represents total number of shares subject to options granted in 1993 for the named officer, at a per share exercise price of $.625, which was the closing market price of the Common Stock on the date of the grant.

(3) On March 29, 1996, Mr. Kraft resigned his position with the Company. See "Other Transactions".

Stock Options. There were no options granted during 1995 to the Named Executives. At December 31, 1995 there were no unexercised options held by the Named Executives. The following table sets forth information concerning all stock options that were exercised by the Named Executives in 1995.

                           SHARES ACQUIRED
      NAME                   ON EXERCISE          VALUE REALIZED (1)
      ----                   -----------          ------------------
Joseph E. Cresci               275,000               ($ 120,313)

Donald A. Livingston         1,038,244                  ( 7,719) (2)


(1) Calculated by subtracting the exercise price of the options from the market value of the shares received as of the date of exercise. Market value used was the last sale price on the date of exercise.

(2) Consists of a value of $95,406 and a value of ($103,125), both of which were realized on December 15, 1995. See "Other Transactions".

COMPENSATION OF DIRECTORS

          Each director of the Company who is not an officer or employee of the Company receives $2,000 (plus expenses) for each scheduled meeting of the Board of Directors or non-coincident meeting of a board committee which he attends.

          During 1995, Messrs. Blampied and Koehler received option grants to purchase 10,000 shares each under the Company's Director Option Plan which are exercisable at per share prices of $.4375 and $.25, respectively, based on the market prices of the Common Stock on their respective anniversary dates of becoming directors. During 1995, Mr. Weisberg received an option grant outside the Company's Director Option Plan to purchase 10,000 shares at $.25 per share, the market price on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No member of the Compensation Committee is now an officer or an employee of the Company or any of its subsidiaries or has been at any time an officer or employee of the Company or any of its subsidiaries.

          Edward B. Koehler, a member of the Compensation Committee, is a partner with Hunton & Williams, New York, a law firm which provided services to the Company in 1994 and 1995.

                     REPORT OF THE COMPENSATION COMMITTEE

          The Compensation Committee (the "Committee") of the Board of Directors determines the Company's executive compensation policy and sets compensation for the Chief Executive Officer (the "CEO") and Chief Operating Officer (the "COO"). The Compensation Committee is comprised of Messrs. Blampied, Koehler and Weisberg.

          The Committee's policy is to offer the CEO and COO competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals on the basis of the Company's performance in an appropriate fashion in the long-term interests of the Company and its stockholders. Currently, executive compensation is comprised of salary, annual cash bonuses and long-term incentive opportunities in the form of stock options under the Company's 1990 Stock Plan and Restricted Stock.

          The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the CEO and COO. The Committee does not utilize any specific quantitative formula or targets in making compensation decisions.

          While the Committee considers corporate performance measures such as net income, earnings per share, return on assets and return on equity, the Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major projects and demonstrated leadership ability. For 1995, an important qualitative factor in determining annual cash bonuses to the CEO and COO was the Committee's assessment of their contribution in fulfilling a primary corporate goal of selling a major asset on favorable terms.

          Base salaries for the CEO and COO are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are generally reviewed periodically and adjusted as warranted to reflect individual officer performance. The Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

          In December 1995, the Compensation Committee, upon the recommendation of the CEO and COO, reduced their annual base salaries, effective January 1, 1996, for the CEO from $250,000 to $120,000, and for the COO from $250,000 to $200,000. Such reductions are based upon such officers' anticipated reduced workloads and constitute part of the Company's effort to reduce costs and overhead for 1996.

          Compensation decisions regarding executive officers other than the CEO and COO are made by the CEO and COO.

          The 1990 Stock Plan authorizes the Committee to make grants of stock options to executive officers of the Company. No such grants were made in 1995.

          In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which prevents publicly held corporations from deducting compensation in excess of $1 million paid to CEO's and the four highest compensated officers unless the compensation is performance-based. The Company's compensation program currently is not of a level such that this limit would apply.


                            COMPENSATION COMMITTEE

          Peter J. Blampied   Edward B. Koehler    Robert I. Weisberg


                            STOCK PERFORMANCE GRAPH

          The following graph compares the Company's cumulative stockholder return on its Common Stock with the return on the NASDAQ Market Index and with the SIC Code 4911 (Electric Services) Index for the five year period ended December 31, 1995.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG ENVIRONMENTAL POWER CORP.,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX

                             [GRAPH APPEARS HERE]


- -------------------------------------------FISCAL YEAR ENDING ------------------
COMPANY                     1990     1991     1992     1993     1994     1995
ENVIRONMENTAL POWER CORP    100     299.68   1597.44  1597.44  1597.44  1211.40
INDUSTRY INDEX              100     129.38    139.04   157.36   138.99   183.80
BROAD MARKET                100     128.38    129.64   155.50   163.26   211.77

OTHER TRANSACTIONS

          In December 1985, the Company loaned $55,000 to Mr. Livingston. This loan bears interest at a bank's floating prime rate plus 1/2% and was due and payable on December 31, 1995. In 1995 the Company extended the due date of the loan to December 31, 1996. As of March 31, 1996, total principal and accrued and unpaid interest on this loan was approximately $105,000.

          In December 1995, Mr. Livingston exercised his options to purchase 275,000 shares of Common Stock at $.625 per share and 763,244 shares at $.125 per share. As payment for the aggregate exercise price Mr. Livingston issued a $267,281 promissory note to the Company which is payable upon demand by the Company. Interest is payable monthly at the Applicable Federal Rate.

          In December 1995, Mr. Cresci exercised his option to purchase 275,000 shares of Common Stock at $.625 per share. As payment for the exercise price Mr. Cresci issued a $171,875 promissory note to the Company which is payable upon demand by the Company. Interest is payable monthly at the Applicable Federal Rate.

          In March 1996, in connection with his resignation, the Company purchased 520,540 shares of Common Stock from Mr. Kraft for $287,876, representing all of Mr. Kraft's holdings in the Company. The Company's note receivable from Mr. Kraft in the amount of $72,876 was deducted from the purchase price. The $215,000 balance of the purchase price was paid by delivery of $160,000 in cash and the Company's $55,000 installment note maturing in September 1996.

          Edward B. Koehler is a partner with Hunton & Williams, New York, a law firm which provided services to the Company in 1994 and 1995.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

          To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that during 1995 all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Weisberg filed a late Form 4 for the month of June.

                     RATIFICATION OF SELECTION OF AUDITORS

          The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1996. The Board of Directors recommends a vote FOR the ratification of this selection.

          It is expected that a member of the firm of Deloitte & Touche LLP, the independent certified public accountants who reported on the Company's financial statements included in the 1995 Annual Report, will be available either by telephone or present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.


        PROPOSAL TO APPROVE THE GRANT OF NON-QUALIFIED STOCK OPTIONS TO
          PETER J. BLAMPIED, EDWARD B. KOEHLER AND ROBERT I. WEISBERG

          The Board of Directors of the Company, on June 23, 1995 granted, subject to the approval of the stockholders, a non-qualified stock option to Robert I. Weisberg to purchase 10,000 shares of Common Stock at $.25 per share, the option to expire 10 years from the date of grant. The closing price for a share of the Common Stock on the NASDAQ on June 23, 1995 was $.25.

          The Board of Directors of the Company, on March 4, 1996 granted, effective as of April 15, 1996 and subject to the approval of the stockholders, non-qualified stock options to Peter J. Blampied, Edward B. Koehler and Robert
I. Weisberg to each purchase 10,000 shares of Common Stock, at an exercise price equal to the April 15, 1996 closing price for a share of the Common Stock on the NASDAQ, such options to expire 10 years from the effective date. Such options are in addition to options to purchase 10,000 shares of Common Stock each of such persons has or will receive in 1996 pursuant to the 1993 Director Option Plan. The closing price for a share of the Common Stock on April 8, 1996 was $.6875.

          Federal Income Tax Consequences. - Options granted under the Director Plan and outside the Director Plan will be non-qualified stock options. No taxable income is recognized by the optionee upon the grant of a non-statutory stock option. Generally, the optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

          The Board of Directors recommends a vote FOR the proposal to ratify and approve the grant of non-qualified stock options to Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg.

                             STOCKHOLDER PROPOSALS

          Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 1997 Annual Meeting of Stockholders of the Company must be received at the Company's principal executive offices not later than December 6, 1996. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals.


                                OTHER BUSINESS

          The Board of Directors knows of no business that will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.


                           EXPENSES AND SOLICITATION

          The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of a nominee. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

                                     NOTES
________________________________________________________________________________

                                     NOTES
________________________________________________________________________________

                              [LOGO APPEARS HERE]


                              ENVIRONMENTAL POWER
                                  CORPORATION

    PLEASE MARK VOTES
[X] AS IN THIS EXAMPLE
                                                  With-    For All
                                          For     hold     Except
1.) To elect a Board of Directors to      [_]      [_]       [_]
    serve the ensuing year and until
    their respective successors have
    been duly elected and qualified.

    Nominees:
             Joseph E. Cresci, Donald A. Livingston,
    Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg

    If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through that nominee(s) name. Your shares shall be voted for the remaining nominees.

    RECORD DATE SHARES:




                                                       -------------------------
    Please be sure to sign and date this Proxy.         Date
- --------------------------------------------------------------------------------


- ------Stockholder sign here--------------------------Co-owner sign here---------


                                               For     Against     Abstain
2.) To ratify the selection of the firm of     [_]       [_]         [_]
    Deloitte & Touche LLP as auditors for
    the Company for the fiscal year ending
    December 31, 1996.

                                               For     Against     Abstain
3.) To ratify and approve the grant of         [_]       [_]         [_]
    non-qualified stock options to Peter J.
    Blampied, Edward B. Koehler and
    Robert I. Weisberg.

4.) To transact such other business as may properly come before the meeting or any adjournments thereof.





    Mark box at right if comments or an address change
    have been noted on the reverse side of this card.         [_]

- --------------------------------------------------------------------------------

DETACH CARD                                                          DETACH CARD

                        ENVIRONMENTAL POWER CORPORATION

     Dear Stockholder:

     Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders, June 3, 1996.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,

     Environmental Power Corporation

                        ENVIRONMENTAL POWER CORPORATION
                         500 Market Street, Suite 1-E
                            Portsmouth, N.H. 03801

The undersigned hereby appoints Joseph E. Cresci and William D. Linehan, and each of them, proxies, with full power of substitution, to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Environmental Power Corporation to be held on Monday, June 3, 1996 at 11:00 a.m., at One Harbour Place, Suite 400, Portsmouth, N.H., and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 15, 1996.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE
PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL
4.
- --------------------------------------------------------------------------------
PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
- --------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
- --------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

- ---------------------------------------  ---------------------------------------

- ---------------------------------------  ---------------------------------------

- ---------------------------------------  ----------------------------------ENVCM


DETACH CARD